UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 7, 2006

DISCOVERY PARTNERS INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-31141	33-0655706
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9640 Towne Centre Drive San Diego, California	92121
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (858) 455-8600

Not Applicable.

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On September 7, 2006, the Board of Directors (the “Board”) of Discovery Partners International, Inc. (the “Company” or “DPI”) approved an amendment to the executive retention and severance agreements previously entered into between the Company and certain former and current executives to clarify that the executives’ resignation in connection with a “Change in Control” will qualify as a termination by the Company of the executives’ employment without “Cause” for purposes of both the retention and severance agreements and the change-in-control agreements to which such executives are parties. The amendment is included as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

On September 8, 2006, the Board, other than Dr. Colin Dollery and Dr. Alan Lewis, approved cash payments to each of Drs. Dollery and Lewis in the amount of $30,000 (the “Resigning Director Payments”). The Resigning Director Payments are subject to the resignations of Drs. Dollery and Lewis and the closing of the merger described in that certain Agreement and Plan of Merger and Reorganization (the “Merger Agreement”), by and among DPI, Infinity Pharmaceuticals, Inc. (“Infinity”) and Darwin Corp., a wholly-owned subsidiary of DPI, pursuant to which Infinity will become a wholly-owned subsidiary of the Company (the “Merger”).

“Forward-looking” Statements

Statements in this filing that are not strictly historical are “forward-looking” statements within the meaning of the Private Securities Litigation Reform Act of 1995 and involve a high degree of risk and uncertainty. Such forward-looking statements include statements regarding the proposed transaction described in the Merger Agreement. Factors that may cause actual results to differ materially include the risk that DPI and Infinity may not be able to complete the proposed transaction described in the Merger Agreement and the risks and uncertainties that are more fully described in DPI’s amended Registration Statement on Form S-4 related to the Merger filed with the Securities and Exchange Commission on August 7, 2006.

Any forward-looking statements are made pursuant to Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and, as such, speak only as of the date made. DPI undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.

Item 8.01	Other Events.

Additional Information about the Merger and Where to Find It

In connection with the proposed merger transaction between Infinity and Discovery Partners, on August 7, 2006, Discovery Partners filed with the Securities and Exchange Commission an amended registration statement that contains a proxy statement/prospectus, which registration statement has been declared effective by the Securities and Exchange Commission. Investors and securityholders of Discovery Partners and Infinity are urged to read the proxy statement/prospectus (including any amendments or supplements to the proxy statement/prospectus) regarding the proposed transaction because it contains important information about Discovery Partners, Infinity and the proposed transaction. Discovery Partners’ stockholders can obtain a free copy of the proxy statement/prospectus, as well as other filings containing information about Discovery Partners and Infinity, without charge, at the SEC’s Internet site (http://www.sec.gov). Copies of the proxy statement/prospectus can also be obtained, without charge, by directing a request to Discovery Partners International, Inc., 9640 Towne Centre Drive, San Diego, CA 92121, Attention: Investor Relations, Telephone: (858) 455-8600.

Participants in the Solicitation

Discovery Partners and its directors and executive officers and Infinity and its directors and executive officers may be deemed to be participants in the solicitation of proxies from the stockholders of Discovery Partners in connection with the proposed transaction. Information regarding the special interests of these directors and executive officers in the merger transaction is included in the proxy statement/prospectus referred to above. Additional information regarding the directors and executive officers of Discovery Partners is also included in Discovery Partners’ proxy statement for its 2006 Annual Meeting of Stockholders, which was filed with the SEC on April 6, 2006. This document is available free of charge at the SEC’s web site (http://www.sec.gov) and from Discovery Partners’ Investor Relations at the address listed above.

Item 9.01	Financial Statements and Exhibits.

(c) Exhibits

10.1	Omnibus Amendment to Retention Bonus Agreements and Change-In-Control Agreements of Certain Executive Employees.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DISCOVERY PARTNERS INTERNATIONAL, INC.

Dated: September 8, 2006	By:	/s/ Craig Kussman
	Name:	Craig Kussman
	Title:	Chief Financial Officer, Senior Vice President, Finance and Administration, Secretary

INDEX TO EXHIBITS

Exhibit No.	Description
10.1	Omnibus Amendment to Retention Bonus Agreements and Change-In-Control Agreements of Certain Executive Employees.